UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2017

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Regulation FD Disclosure.

As of June 12, 2017, The Gymboree Corporation (the “Company”) will post information regarding the business of the Company and copies of certain documents required by several non-disclosure agreements executed by the Company and certain lenders under its amended and restated credit agreement, dated as of February 11, 2011 (the “Credit Agreement”), on a secure website to which access will be given to lenders under the Credit Agreement, prospective lenders thereunder, holders of the 9.125% unsecured senior notes due 2018 (the “Unsecured Notes”), prospective investors in the Unsecured Notes, securities analysts and market making financial institutions, in each case who agree to (1) treat all such information as confidential, (2) not use such information for any purpose other than their investment or potential investment in the Unsecured Notes and/or term loan, as applicable and (3) not publicly disclose or distribute any such information. Such eligible persons should email investor_relations@gymboree.com for further details on accessing the secure website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: June 12, 2017	By:	/s/ Daniel J. Griesemer
		Name:	Daniel J. Griesemer
		Title:	Chief Executive Officer